Exhibit C

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of the 17th day of March 2006 by and among Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the other Persons set forth on the signature pages hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of 7,246,377 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 2,173,914 shares of Common Stock (subject to adjustment pursuant to Section 4 of the Warrants) in the form of Exhibit A hereto for a purchase price of $6.2475 per Share and associated Warrant, for an aggregate purchase price of $45,271,740.43, it being understood that the aggregate fair market value of the warrants, if issued apart from the Shares, is $271,739.26;

C. Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act; and

D. This Agreement shall be binding upon the Company and the Investors only upon delivery of the signatures pages hereto by the Company and the Investors.

Agreement

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and supplier lists and related information).

“Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; and (iv) registrations, applications and renewals for any of the foregoing.

“Lockup Agreement” means a Lockup Agreement in the form of Exhibit C hereto.

“Material Adverse Effect” means an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse impact on the Company’s financial position, business, results of operations or prospects, excluding any event, change or occurrence resulting from the announcement or consummation of the transactions contemplated by the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Permitted Liens” means (i) mechanics’, carriers’, or workmen’s, repairmen’s or similar liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges that are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the use or value of the property to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Warrants.

“Warrant Shares” mean the shares of Common Stock issuable upon exercise of the Warrants (including shares of Common Stock issuable upon adjustment pursuant to Section 4 of the Warrants).

2. Purchase and Sale of the Shares and the Warrants. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each of the Investors shall, severally and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth below the Investors’ names on the signature pages hereto.

3. Closing. The purchase and sale of the Shares and the Warrants pursuant to Section 2 shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025 on March 17, 2006, or at such other location and on such other date as the Company and the Investors shall mutually agree (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the number of Shares and a Warrant for the number of shares of Common Stock each as set forth below such Investor’s name on the signature pages hereto against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as disclosed in the SEC Filings or as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. To the Company’s knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no Subsidiaries.

4.2 Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance, sale and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock available for issuance pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements under which the Company is obligated to issue equity securities. Except as contemplated under this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issue and sale of the Securities will not result in the right of any holder of Company securities to adjust the exercise, conversion or exchange price under such securities.

4.4 Valid Issuance. The Shares and the Warrants have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free of encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrant Shares have been reserved for issuance and, upon issuance pursuant to the Warrants, will be duly and validly authorized and fully paid and nonassessable.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities and the Warrant Shares requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.6 Delivery of SEC Filings. The Company has made available to the Investors through the EDGAR system, true and complete copies of (a) the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2005 including all exhibits thereto and documents incorporated by reference therein (the “IPO Registration Statement”), (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the SEC on November 14, 2005 including all exhibits thereto and documents incorporated by reference therein and (c) the Company’s Current Reports on Form 8-K filed with the SEC on November 14, 2005, January 6, 2006 and February 15, 2006 including all exhibits thereto and documents incorporated by reference therein (the “Periodic Filings” and, together with the IPO Registration Statement, the “SEC Filings”). The Periodic Filings are the only periodic filings required of the Company pursuant to the Exchange Act through the date hereof.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since September 30, 2005, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, except for changes in the ordinary course of business which would not have, individually or in the aggregate, a Material Adverse Effect;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company (other than in connection with a termination of employment);

(iii) any material damage, destruction or loss to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or change to any material contract or arrangement by which the Company is bound or to which its assets or properties is subject;

(vi) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(vii) any transaction entered into by the Company other than in the ordinary course of business;

(viii) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(ix) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 No Conflict, Breach, Violation or Default. Neither the execution, delivery and performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated hereby (including without limitation the issuance and sale of the Securities) will conflict with or result in violation of any of the terms and provisions of the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof or will give rise to the right to terminate or accelerate the due date of any payment under or conflict with or result in a breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under or result in the execution or imposition of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject or any license, permit, statute, rule, regulation, judgment, decree or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, other than a conflict, breach or default that would not have a Material Adverse Effect.

4.11 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property, other than Permitted Liens. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person. The Company does not have any deferred compensation arrangements and has not paid or is not required to pay any deferred compensation which would be subject to Section 409A of the Internal Revenue Code.

4.12 Title to Properties. The Company has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects, other than Permitted Liens. The Company holds any leased real or Personal property under valid and enforceable leases. The Company does not own any real property.

4.13 Certificates, Authorities and Permits. The Company possesses adequate certificates, approvals, authorities or permits (“Permits”) issued by governmental agencies or bodies necessary to own, lease and license its assets and properties and conduct the business now operated by it, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, would allow, revocation or termination thereof. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect.

4.14 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreement. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s knowledge, the Company enjoys good labor and employee relations with its employees.

(c) The Company is in compliance in all material respects with applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. No claims are pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(d) The Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended.

4.15 Intellectual Property.

(a) To the Company’s knowledge, all Intellectual Property of the Company is valid and enforceable. No Intellectual Property owned or licensed by the Company that is necessary for the conduct of Company’s business as currently conducted or as proposed to be conducted as described in the SEC Filings is involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened. No issued patent owned by the Company is involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the in-bound licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted as described in the SEC Filings to which the Company is a party (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, “In-Bound License Agreements”) are, to the Company’s knowledge, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s knowledge, the Company is not in material breach of any of its obligations under any such In-Bound License Agreements.

(c) The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted as described in the SEC Filings and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or, with respect to Intellectual Property owned by the Company, obligations to license such Intellectual Property, other than licenses of the Intellectual Property owned by the Company that are entered into in the ordinary course of the Company’s business. To the Company’s knowledge, the Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of the Company.

(d) To the Company’s knowledge, the conduct of the Company’s business as currently conducted or as proposed to be conducted as described in the SEC Filings, the use or exploitation of any Intellectual Property owned by the Company, or to its knowledge, the use or exploitation of any Intellectual Property licensed by the Company does not infringe, misappropriate or otherwise materially impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party and, to the Company’s knowledge, the Intellectual Property owned by the Company which is necessary for the conduct of Company’s business as currently conducted or as proposed to be conducted as set forth in the SEC Filings is not being Infringed by any third party. There is no litigation, court order, claim or assertion pending or outstanding or, to the Company’s knowledge, threatened, that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by the Company or the Company’s use of any Intellectual Property owned by a third party.

(e) To the Company’s knowledge, the consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the (i) loss, material impairment of or material restriction on any of the Intellectual Property or Confidential Information owned by the Company which is necessary for the conduct of Company’s business as currently conducted or as proposed to be conducted as set forth in the SEC Filings or (ii) material breach of any In-Bound License Agreement.

(f) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information. Each employee and consultant who has access to the Company’s Confidential Information necessary for the conduct of Company’s business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information. To the Company’s knowledge, and except pursuant to non-disclosure agreements entered into between the Company and third parties in the ordinary course of business, there has been no disclosure of the Company’s Intellectual Property or Confidential Information to any third party. To the Company’s knowledge, there have been no misappropriations or infringements by any Person of any Intellectual Property used in the conduct or operation of the Company’s business.

4.16 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. There are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings, inquiries or investigations against or affecting the Company or any of its properties or any of the Company’s officers and directors in their capacities as such.

4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company.

4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. The Company has not received any written notice with respect to the delisting of the Common Stock from the Nasdaq National Market.

4.21 Brokers and Finders. Other than Cowen & Co. LLC, the fees of which shall be paid by the Company, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

4.23 No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or would be integrated under the Nasdaq Marketplace Rules.

4.24 Private Placement. Subject to the accuracy of each Investor’s representations in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.25 Questionable Payments. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or Personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The books, records and accounts of the Company accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.28 Independent Accountants. Ernst & Young LLP is the Company’s independent registered public accounting firm as required by the Exchange Act, and the rules and regulations of the SEC thereunder.

4.29 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30 Regulatory Compliance. The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated or that are described in the SEC Filings or the results of which are referred to in the SEC Filings, and such studies and tests conducted on behalf of the Company or that the Company intends to rely on in support of regulatory approval by the United States Food and Drug Administration (the “FDA”) or foreign regulatory agencies, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs; the descriptions of the results of such studies, test and trials contained in the SEC Filings are accurate and complete in all material respects, and, except as set forth in the SEC Filings, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the SEC Filings when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or material modification, other than modifications customarily implemented during the drug development process, of any preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated that are described in the SEC Filings or the results of which are referred to in the SEC Filings.

4.31 Material Contracts. All material documents, contracts or other agreements of the Company required to be filed with the SEC have been filed with the SEC and are included in the exhibits to the SEC Filings. The description of the contracts, documents or other agreements contained in the SEC Filings (as the case may be) reflect in all material respects the terms of the underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms. The Company is not in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

5. Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents have been duly authorized, and the Transaction Documents constitute the valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, (a) acquired, agreed to acquired (other than pursuant to this Agreement), offered for sale, sold, pledged or otherwise disposed of any Common Stock, (b) effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares or (c) entered into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any securities of the Company, whether any such transaction described in clauses (a), (b) or (c) was or is to be settled by delivery of securities of the Company, other securities, cash or otherwise (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct on the date hereof and on the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on the date hereof and on the Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the condition specified in this Section 6.1(a).

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Transaction Documents.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(e) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(f) The Investors shall have received an opinion from Latham & Watkins LLP, the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit D.

(g) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Company shall not have received notice of any delisting on Nasdaq or that it is violation of any Nasdaq rule, regulation or interpretation which could lead to delisting.

(h) The aggregate purchase price for the Shares and the Warrants shall be at least $40,000,000, of which at least $17,000,000 and not more than $20,000,000 of the aggregate purchase price shall represent investment by Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC (collectively, “Alta BioPharma Partners”) and Persons that are (i) stockholders of the Company as of the date hereof and (ii) affiliated with members of the board of directors.

(i) The Company’s delivery (i) to its transfer agent of irrevocable instructions to issue and deliver to each Investor (or in such nominee name(s) as designated by such Investor in writing) certificates evidencing such number of Shares as set forth on the signature pages to this Agreement, and (ii) duly executed copies of the Warrants to the Investor.

(j) The Company’s delivery to the Investors of an executed Lockup Agreement from Venrock Associates, Warburg Pincus and each of the Company’s directors and executive officers.

(k) The Nondisclosure Agreement dated as of January 25, 2006 between Alta BioPharma Partners and the Company shall be amended or terminated, as mutually agreeable to Alta BioPharma Partners and the Company, to permit the transactions contemplated by this Agreement.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made and as of the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date).

(b) The Investors shall have executed and delivered this Agreement and the Registration Rights Agreement.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(d) The Investors shall have delivered the Purchase Price for the Shares and the Warrants to the Company.

6.3 Termination of Obligations to Effect Closing; Effects. The obligation of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and the Investors;

(b) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to April 30, 2006;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7. Covenants and Agreements.

7.1 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.2 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.3 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on the Nasdaq National Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5 Termination of Covenants. The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6 Removal of Legends. Upon the earlier of (i) the sale pursuant to the Registration Statement and receipt by the Company or its agents of the Investor’s written confirmation that such Shares or the Warrant Shares were disposed of in compliance with the prospectus delivery requirements of the Securities Act or (ii) Rule 144(k) under the Securities Act becoming available for the resale of the Investor’s Shares or the Warrant Shares, the Company shall within three (3) Business Days of an Investor’s written request, cause certificates evidencing the Investor’s Shares or Warrant Shares to be replaced with certificates which do not bear such restrictive legends.

7.7 Release From Lockup Agreement. Without the prior written consent of Alta BioPharma Partners, the Company shall not release any Person from his, her or its respective obligations under any Lockup Agreement.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of two years, except as otherwise expressly provided in this Agreement.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents and each person who controls an Investor within the meaning of the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents. Each Investor agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents.

8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation, but the omission so to deliver notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate acquiring some or all of its Shares or Warrant Shares after notice duly given by such Investor to the Company, provided that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by Personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sunesis Pharmaceuticals, Inc.

341 Oyster Point Boulevard

South San Francisco, California 94080

Attention: General Counsel

Fax: (650) 266-3505

With a copy to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attention:   Alan Mendelson

                    William Davisson

Fax: (650) 463-2600

If to the Investors, to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, provided that the Company shall pay the reasonable fees and expenses, not to exceed $50,000 in the aggregate, of Cooley Godward LLP as counsel to Alta BioPharma Partners. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of Nasdaq, any securities exchange or other securities market. On the trading day immediately following the date hereof, the Company shall issue a press release disclosing the transactions contemplated by this Agreement. No later than the fourth trading day following the date hereof, the Company will file a Current Report on Form 8-K describing the Transaction Documents and attaching the press release described in the foregoing sentence. In addition, the Company will make such other filings (including filing the Transaction Documents with the SEC) and notices in the manner and time required by the SEC or Nasdaq.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in San Mateo County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

The Company:	SUNESIS PHARMACEUTICALS, INC.

	By:	/s/ Daniel N. Swisher, Jr.
	Name:	Daniel N. Swisher, Jr.
	Title:	President and Chief Executive Officer

The Investors:	ABINGWORTH BIOEQUITIES MASTER FUND LTD.
BY: Its Manager, Abingworth Management

	By:	/s/ James Abell
	Name:	James Abell
	Title:	Director

Purchase Price: $2,917,513.82

Number of Shares: 466,989

Number of shares of Common

    Stock underlying Warrant: 140,097

Address for Notice:

Abingworth Bioequities Master Fund Ltd. c/o Bisys Hedge Fund Services (Ireland) LTD Attention: Glenn Kennedy One Georges Quay Plaza, 6th Floor Dublin 2, Ireland

The Investors:	ALTA BIOPHARMA PARTNERS III, L.P.
BY: ALTA BIOPHARMA MANAGEMENT III, LLC

	By:	/s/ Hilary Strain
	Name:	Hilary Strain
	Title:	Vice President, Finance and Administration

Purchase Price: $11,057,918.75

Number of Shares: 1,769,975

Number of shares of Common

    Stock underlying Warrant: 530,992

Address for Notice:

Alta BioPharma Partners III, L.P. Attention: Elaine Penny One Embarcadero Center, 37th Floor San Francisco, CA 94111

TAX ID NUMBER:

The Investors:	Alta BioPharma Partners III GmbH & Co. Beteiligungs KG
BY: ALTA BIOPHARMA MANAGEMENT III, LLC

	By:	/s/ Hilary Strain
	Name:	Hilary Strain
	Title:	Vice President, Finance and Administration

Purchase Price: $742,640.33

Number of Shares: 118,870

Number of shares of Common

    Stock underlying Warrant: 35,661

Address for Notice:

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG Attention: Elaine Penny One Embarcadero Center, 37th Floor San Francisco, CA 94111

TAX ID NUMBER:

The Investors:	ALTA EMBARCADERO BIOPHARMA PARTNERS III, LLC

	By:	/s/ Hilary Strain
	Name:	Hilary Strain
	Title:	Vice President, Finance and Administration

Purchase Price: $272,509.74

Number of Shares: 43,619

Number of shares of Common

    Stock underlying Warrant: 13,086

Address for Notice:

Alta Embarcadero BioPharma Partners III, LLC Attention: Elaine Penny One Embarcadero Center, 37th Floor San Francisco, CA 94111

TAX ID NUMBER:

The Investors:	BIOTECHNOLOGY VALUE FUND, L.P.

	By:	/s/ Mark Lambert
	Name:	Mark Lambert
	Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

Purchase Price: $654,319.43

Number of Shares: 104,733

Number of shares of Common

    Stock underlying Warrant: 31,420

Address for Notice:

Biotechnology Value Fund, L.P. Attention: Elizabeth Delaney 900 N. Michigan Avenue Suite 1100 Chicago, IL 60611

The Investors:	BIOTECHNOLOGY VALUE FUND II, L.P.

	By:	/s/ Mark Lambert
	Name:	Mark Lambert
	Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

Purchase Price: $449,195.25

Number of Shares: 71,900

Number of shares of Common

    Stock underlying Warrant: 21,570

Address for Notice:

Biotechnology Value Fund II, L.P. Attention: Elizabeth Delaney 900 N. Michigan Avenue Suite 1100 Chicago, IL 60611

The Investors:	INVESTMENT 10, L.L.C.

	By:	/s/ Mark Lambert
	Name:	Mark Lambert
	Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

Purchase Price: $190,042.74

Number of Shares: 30,419

Number of shares of Common

    Stock underlying Warrant: 9,126

Address for Notice:

Investment 10, L.L.C. Attention: Elizabeth Delaney 900 N. Michigan Avenue Suite 1100 Chicago, IL 60611

The Investors:	BVF INVESTMENTS, L.L.C.

	By:	/s/ Mark Lambert
	Name:	Mark Lambert
	Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

Purchase Price: $1,724,559.90

Number of Shares: 276,040

Number of shares of Common

    Stock underlying Warrant: 82,812

Address for Notice:

BVF Investments, L.L.C. Attention: Elizabeth Delaney 900 N. Michigan Avenue Suite 1100 Chicago, IL 60611

The Investors:	DOMAIN PUBLIC EQUITY PARTNERS, L.P.
BY: Domain Public Equity Associates, L.L.C.

	By:	/s/ Nicole Vitullo
	Name:	Nicole Vitullo
	Title:	Managing Member

Purchase Price: $5,030,193.38

Number of Shares: 805,153

Number of shares of Common

    Stock underlying Warrant: 241,546

Address for Notice:

Domain Public Equity Partners, L.P. c/o Domain Associates One Palmer Sq. Suite 515 Princeton, NJ 08542

The Investors:	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST)

	By:	/s/ Martina S. Poquet
	Name:	Martina S. Poquet
	Title:	Director, Separate Investments Division

Purchase Price: $99,997.51

Number of Shares: 16,006

Number of shares of Common

    Stock underlying Warrant: 4,802

Address for Notice:

The Board of Trustees of the Leland Stanford Junior University (SBST) c/o Stanford Management Company Attention: Martina Poquet 2770 Sand Hill Road Menlo Park, CA 94025

The Investors:	Warburg, Pincus Equity Partners, L.P.

	By:	Warburg Pincus Partners, LLC,
its General Partner

	By:	Warburg, Pincus & Co.,
its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

Purchase Price: $4,753,535.32

Number of Shares: 760,870

Number of shares of Common

    Stock underlying Warrant: 228,261

Address for Notice:

Warburg, Pincus Equity Partners, L.P. Attention: Jonathan Leff 466 Lexington Avenue New York, NY 10017

TAX ID NUMBER:

The Investors:	Warburg, Pincus Netherlands Equity Partners I, C.V.

	By:	Warburg Pincus Partners, LLC,
its General Partner

	By:	Warburg, Pincus & Co.,
its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

Purchase Price: $251,505.60

Number of Shares: 40,257

Number of shares of Common

    Stock underlying Warrant: 12,077

Address for Notice:

Warburg, Pincus Netherlands Equity Partners I, C.V. Attention: Jonathan Leff 466 Lexington Avenue New York, NY 10017

TAX ID NUMBER:

The Investors:	Warburg, Pincus Netherlands Equity Partners III, C.V.

	By:	Warburg Pincus Partners, LLC,
its General Partner

	By:	Warburg, Pincus & Co.,
its Managing Member

	By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

Purchase Price: $25,152.46

Number of Shares: 4,026

Number of shares of Common

    Stock underlying Warrant: 1,208

Address for Notice:

Warburg, Pincus Netherlands Equity Partners III, C.V. Attention: Jonathan Leff 466 Lexington Avenue New York, NY 10017

TAX ID NUMBER:

The Investors:	Deerfield Special Situations Fund International, Ltd.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Purchase Price: $3,498,475.00

Number of Shares: 560,000

Number of shares of Common

    Stock underlying Warrant: 167,000

Address for Notice:

Deerfield Special Situations Fund International, Ltd. Attention: Darren Levine 780 Third Avenue - 37th Floor New York, NY 10017

The Investors:	Deerfield Special Situations Fund, L.P.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Purchase Price: $1,886,670.00

Number of Shares: 302,000

Number of shares of Common

    Stock underlying Warrant: 90,000

Address for Notice:

Deerfield Special Situations Fund, Ltd. Attention: Darren Levine 780 Third Avenue - 37th Floor New York, NY 10017

The Investors:	Deerfield Partners, L.P.

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Purchase Price: $2,020,116.76

Number of Shares: 323,306

Number of shares of Common

    Stock underlying Warrant: 99,092

Address for Notice:

Deerfield Partners, L.P. Attention: Darren Levine 780 Third Avenue - 37th Floor New York, NY 10017

The Investors:	Deerfield International Limited

	By:	/s/ Darren Levine
	Name:	Darren Levine
	Title:	CFO

Purchase Price: $2,655,125.00

Number of Shares: 425,000

Number of shares of Common

    Stock underlying Warrant: 127,000

Address for Notice:

Deerfield International Limited Attention: Darren Levine 780 Third Avenue - 37th Floor New York, NY 10017

The Investors:	Baker Bros. Investments, L.P.
BY: Baker Bros. Capital, L.P. (general partner)
BY: Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $214,807.81

Number of Shares: 34,383

Number of shares of Common

    Stock underlying Warrant: 10,315

Address for Notice:

Baker Bros. Investments, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Bros. Investments II, L.P.
BY: Baker Bros. Capital, L.P. (general partner)
BY: Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $190,705.00

Number of Shares: 30,525

Number of shares of Common

    Stock underlying Warrant: 9,158

Address for Notice:

Baker Bros. Investments II, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Biotech Fund I, L.P.
BY: Baker Bros. Capital, L.P. (general partner)
BY: Baker Bros. Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $2,129,297.91

Number of Shares: 340,824

Number of shares of Common

    Stock underlying Warrant: 102,247

Address for Notice:

Baker Biotech Fund I, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Biotech Fund II, L.P.
BY: Baker Bros. Capital II, L.P. (general partner)
BY: Baker Bros. Capital II (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $1,940,942.13

Number of Shares: 310,675

Number of shares of Common

    Stock underlying Warrant: 93,203

Address for Notice:

Baker Biotech Fund II, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Biotech Fund II (Z), L.P.
BY: Baker Bros. Capital II (Z), L.P. (general partner)
BY: Baker Bros. Capital II (Z) (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $253,504.80

Number of Shares: 40,577

Number of shares of Common

    Stock underlying Warrant: 12,173

Address for Notice:

Baker Biotech Fund II (Z), L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Biotech Fund III, L.P.
BY: Baker Bros. Capital III, L.P. (general partner)
BY: Baker Bros. Capital III (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $1,876,742.79

Number of Shares: 300,399

Number of shares of Common

    Stock underlying Warrant: 90,120

Address for Notice:

Baker Biotech Fund III, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	Baker Biotech Fund III (Z), L.P.
BY: Baker Bros. Capital III (Z), L.P. (general partner)
BY: Baker Bros. Capital III (Z) (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $306,771.00

Number of Shares: 49,103

Number of shares of Common

    Stock underlying Warrant: 14,731

Address for Notice:

Baker Biotech Fund III (Z), L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021

The Investors:	14159, L.P.
BY: 14159 Capital, L.P. (general partner)
BY: 14159 Capital (GP), LLC (general partner)

	By:	/s/ Julian Baker
	Name:	Julian Baker
	Title:	Managing Member

Purchase Price: $129,498.00

Number of Shares: 20,728

Number of shares of Common

    Stock underlying Warrant: 6,217

Address for Notice:

14159, L.P. Attention: Julian Baker 667 Madison Avenue, 17th Floor New York, NY 10021